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                                                                    EXHIBIT 23.4



                        CONSENT OF INDEPENDENT AUDITORS



     We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to Registration Statement (Form S-3 No. 33-52353) and related Prospectus of Hanover Direct, Inc. for the registration of 10,000,000 shares of its common stock and to the incorporation by reference therein of our reports dated June 11, 1993, except for Note 1 as to which the date is July 15, 1993, and June 17, 1991, except for Note B as to which the date is August 7, 1991, with respect to Gump's Inc.



                                          ERNST & YOUNG


San Francisco, California


March 9, 1994